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                                                                    Exhibit 2(n)

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated October 17, 2002, included in this Registration Statement (Form N-2) and related Prospectus of the First American Minnesota Municipal Income Fund II, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-98937) and Amendment No. 2 under the Investment Company Act of 1940 (Registration No. 811-21193).




                                                         /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 24, 2002